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                                 AMENDMENT NO. 1
                                     TO THE
                             SUPPLEMENTAL AGREEMENT
                                       TO
                          THE STOCK PURCHASE AGREEMENT


         THIS AMENDMENT NO.1 TO THE SUPPLEMENTAL AGREEMENT TO THE STOCK PURCHASE AGREEMENT (this "Amendment"), dated as of January 21, 2000, is by and among FORTRESS CAP LLC, a Maryland corporation ("Fortress"), and CAPSTEAD MORTGAGE CORPORATION, a Maryland corporation ("Capstead"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Supplemental Agreement to the Stock Purchase Agreement, dated as of December 9, 1999 (the "Agreement").

         WHEREAS, in connection with Fortress' Investment Corp.'s investment in the Preferred Stock, the Fortress' Investment Corp. and Capstead entered into the Agreement in order to set forth certain rights and obligations in connection with the purchase of Preferred Stock and the ongoing management of Capstead;

         WHEREAS, Fortress Investment Corp. has assigned the Preferred Stock and its rights and obligations associated therewith to Fortress pursuant to an Assignment Agreement dated as of January 12, 2000 and attached hereto as Exhibit A;

         WHEREAS, the Board has determined not to hold the Special Meeting as provided in the Agreement and instead to submit the matters to be approved by Capstead's stockholders at its annual meeting of stockholders;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, representations, warranties, covenants and conditions set forth in the Agreement, and other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. All references in the Agreement to "Special Meeting" shall mean "Annual Meeting."

2. The third "Whereas" clause is hereby deleted it its entirety and replaced with the following:

         WHEREAS, the Board of Directors of Capstead (the "Board") has determined to submit for approval at Capstead's annual meeting of stockholders (the "Annual Meeting"), a slate of seven nominees, which shall include Wesley R. Edens, Robert I. Kauffman, Ronn K. Lytle, Paul M. Low, two persons recommended to the nominating committee of the Board by Messrs. Edens and Kauffman (both of whom shall be an independent director for purposes of the Securities Exchange Act of 1934, as amended, Section 162(m) of the Internal Revenue Code and the rules







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of the New York Stock Exchange (an "Independent Director")) and one nominee recommended to the nominating committee of the Board by Messrs. Lytle and Low (who shall also be an Independent Director). Messrs. Edens and Kauffman and the two persons recommended to the nominating committee of the Board by them shall be referred to herein collectively as the "Fortress Nominees" and the election of all of the Fortress Nominees at the Annual Meeting by a vote of a majority of the shares represented at the meeting and entitled to vote shall be referred to herein as the Proposal.

3. Section 1(ii) of the Agreement is hereby amended by replacing the reference to subsection 2(c) with 2(d).

4. Section 2 of the Agreement is hereby amended as follows:

   (a)   Section 2(a)(ii) is hereby amended and restated in full as follows"

         "The Proposal shall have been approved at the Annual Meeting, which Annual Meeting shall be held no later than May 31, 2000."

   (b) Section 2(a)(iii) of the Agreement is hereby amended and restated in full as follows:

         "As of the date of or before the Annual Meeting, the Board shall have adopted resolutions (a) reducing the number of Board members from eight to seven and (b) appointing Wesley R. Edens Chairman of the Board and Chief Executive Officer and Ronn K. Lytle Vice Chairman of the Board; and".

   (c) Section 2(d) of the Agreement is hereby amended and restated in full as follows:

         "The rights and obligations, if any, of Capstead and Fortress under this Section 2 shall terminate and be of no further force and effect upon the expiration of the 30 day period following the date of the Annual Meeting."

   (d)   A new subsection (e) is hereby added:

         "e. If each of the Fortress Nominees are not elected at the Annual Meeting, then none of them will qualify to serve as director and Bevis Longstreth, Harriet E. Miers, William R. Smith and John C. Tolleson will remain on the Board until their successors are duly elected and qualified. If all of the Fortress Nominees are elected and Fortress shall then exercise the Fortress Put, each Fortress Nominee, if any, elected to the Board by the stockholders at the Annual Meeting shall resign from their position as director on the Board, effective upon receipt by Fortress of the Put/Call Payment."



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5. Section 4 of the Agreement is deleted in its entirety and replaced with the following:

   "Fortress agrees that it shall not, and shall cause its executive officers, directors, Affiliates, Subsidiaries and the executive officers and directors of its Affiliates and Subsidiaries not to, (i) enter into any material transaction with Capstead in which such entity or person has an interest unless such transaction has been approved by a majority of the disinterested directors of Capstead or (ii) enter into any other transaction with Capstead, unless such transaction is fair and reasonable to Capstead. As of the date hereof, the only Fortress interested directors are Wesley R. Edens and Robert
   I. Kauffman."

6. All other terms and provisions of the Agreement shall remain in full force and effect without any amendment or supplement thereto or restatement thereof.



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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.


                                  CAPSTEAD MORTGAGE CORPORATION


                                  By:
                                     -------------------------------------------
                                       Andrew F. Jacobs
                                       Executive Vice President - Finance



                                  FORTRESS CAP LLC


                                  By:
                                     -------------------------------------------
                                       Randal A. Nardone
                                       as Secretary and Chief Operating Officer
                                       of Fortress Registered Investment Trust,
                                       sole member of Fortress Cap LLC





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                                                                       EXHIBIT A

                              ASSIGNMENT AGREEMENT

         This ASSIGNMENT AGREEMENT (this "Agreement"), dated as of January 12, 2000, is entered by and between FORTRESS INVESTMENT CORP., a Maryland corporation ("Fortress"), and FORTRESS CAP LLC, a Delaware limited liability company and wholly-owned subsidiary of Fortress ("Cap").

         WHEREAS, Fortress and Capstead Mortgage Corporation ("Capstead") are parties to a Series C and Series D Convertible Preferred Stock Purchase Agreement, dated as of December 9, 1999 (the " Purchase Agreement"), pursuant to which Fortress purchased 5,378,000 shares of Capstead's Series C Convertible Preferred Stock, $.10 par value per share, and 5,378,000 shares of Capstead's Series D Convertible Preferred Stock, $.10 par value per share (collectively, the "Preferred Stock");

         WHEREAS, Fortress and Capstead are parties to a Supplemental Agreement to the Stock Purchase Agreement, dated as of December 9, 1999, as amended (the "Supplemental Agreement") which sets forth certain rights and obligations in connection with the ongoing management of Capstead;

         WHEREAS, Fortress and Capstead are parties to a Registration Rights Agreement, dated as of December 9, 1999 (the "Registration Rights Agreement"), which which sets forth certain rights and obligations of Fortress and Capstead with regard to the Preferred Stock and the shares of Capstead's common stock into which it is convertible;

         WHEREAS, Fortress desires to assign, transfer and convey to Cap and Cap desires to accept the assignment, transfer and conveyance of all of Fortress's right, title, interest and obligation in and to the Preferred Stock, the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement; and

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Purchase Agreement.

         SECTION 2. ASSIGNMENT OF AGREEMENTS. Fortress hereby assigns, transfers, conveys and delivers to Cap and its successors and permitted assigns forever, as of the date hereof, all of Fortress' right, title and interest in and to the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement free and clear of any Liens.


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         SECTION 3. ACCEPTANCE OF ASSIGNMENT AND ASSUMPTION OF OBLIGATIONS AND
LIABILITIES. Cap hereby accepts the assignment, transfer, conveyance and delivery of the Purchase Agreement, the Supplemental Agreement and the Registration Rights Agreement and hereby assumes, undertakes and agrees to pay, perform and discharge in full all of Fortress' obligations thereunder as though it were a party thereto and releases and discharges Fortress and its successors and assigns, completely, unconditionally and forever from all liabilities and obligations arising out of, or required to be performed thereunder from, any events relating to performance after the date hereof or for any periods allocable to dates after the date hereof, whether known or unknown and whether absolute, accrued or contingent.

         SECTION 4. ASSIGNMENT OF PREFERRED STOCK TO CAP. Fortress hereby assigns, transfers, conveys and delivers to Cap and its successors and permitted assigns forever, as of the date hereof, all of Fortress' right, title and interest in the Preferred Stock, free and clear of any Liens.

         SECTION 5. NO ADDITIONAL REPRESENTATIONS AND WARRANTIES. Except as set forth in Section 2, Section 3 and Section 4 hereof, Fortress does not make any additional representation or warranty, whether express or implied, hereunder or otherwise with respect to the Preferred Stock and the Purchase Agreement.

         SECTION 6. NO THIRD PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of Fortress, Cap and their respective successors and permitted assigns and nothing herein is intended or shall be construed to confer upon any Person other than Fortress, Cap and their respective successors and permitted assigns any right, remedy or claim under or by reason of this Agreement or any term, covenant or condition hereof.

         SECTION 7. AMENDMENT. This Agreement may only be amended or modified by a written instrument executed by the parties hereto.

         SECTION 8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         SECTION 9. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. Neither this Agreement, nor any right or obligation hereunder, may be directly or indirectly assigned or transferred by any party, in whole or in part, to any third party, including, without limitation, any bankruptcy trustee, by operation of law or otherwise, whether voluntary or involuntary, without the prior written consent of the other party hereto;


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         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed on its behalf as of the date first above written.


                                    FORTRESS INVESTMENT CORP.

                                    By: /s/ RANDAL A. NARDONE
                                        ----------------------------------------
                                        Secretary and Chief Operating
                                        Officer



                                    FORTRESS CAP LLC

                                    By: /s/ RANDAL A. NARDONE
                                        ----------------------------------------
                                        Randal A. Nardone
                                        as Secretary and Chief Operating Officer
                                        of Fortress Investment Corp., sole
                                        member of Fortress Cap LLC